                                                                  Exhibit (j)(1)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Counsel and Independent Auditors" in the Statement of Additional Information and to the use of our reports dated February 8, 2002, with respect to the financial statements of the State Street Equity 500 Index Portfolio and State Street MSCI EAFE Index Portfolio included in their respective Annual Reports dated December 31, 2001 that are incorporated by reference into this Post-Effective Amendment No. 3 to the Registration Statement (Form N-1A, No. 811-09599) of State Street Master Funds.



                                               ERNST & YOUNG LLP


Boston, Massachusetts
April 25, 2002